As filed with the Securities and Exchange Commission on January 15, 2002
                                                    Registration No. 333-
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             HEADWATERS INCORPORATED
                             -----------------------
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                      87-0547337
               --------                                      ----------
    (State or Other Jurisdiction of                        (I.R.S. Employer
    Incorporation or Organization)                     Identification Number)

                      11778 South Election Road, Suite 210
                               Draper, Utah 84020
                                 (801) 984-9400
                                 --------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                                 Kirk A. Benson
                   CEO and Chairman of the Board of Directors
                      11778 South Election Road, Suite 210
                               Draper, Utah 84020
                                 (801) 984-9400
                                 --------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:
                               Harlan M. Hatfield
                             Headwaters Incorporated
                      11778 South Election Road, Suite 210
                               Draper, Utah 84020
                                ----------------
                                 (801) 984-9400


         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] __________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ----------------

                        CALCULATION OF REGISTRATION FEE:
                         -------------------------------

o Title of Each Class of Securities to Be
   Registered:                                    Common Stock ($.001 par value)
o Amount to Be Registered:                        1,330,211 shares (1)
o Proposed Maximum Offering Price Per Share (2)   $13.11
o Proposed Maximum Aggregate Offering Price (2)   $17,439,066
o Amount of Registration Fee (2) (3)              $4,167.94

(1) Shares which may be resold by the selling stockholders. No consideration will be received by the Registrant for such shares being registered hereby.
(2) Calculated in accordance with Rule 457(c) on the basis of the average of the high and low prices as of January 11, 2002 of Registrant's Common Stock as reported by The Nasdaq National Market(sm).
(3) Registration Fee is calculated on the basis of $239 per $1,000,000 of the Proposed Maximum Aggregate Offering Price.

                    -----------------------------------------

         Headwaters hereby amends this Form S-3 on such date or dates as may be necessary to delay its effective date until Headwaters shall file a further amendment which specifically states that this Form S-3 shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Form S-3 shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

         The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the Form S-3 filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary prospectus              Subject to Completion dated January 15, 2002


Prospectus

                                1,330,211 SHARES

                             HEADWATERS INCORPORATED

                                  COMMON STOCK

     This is an offering of shares of common stock of Headwaters Incorporated. Only the selling stockholders, all of whom are former stockholders of Hydrocarbon Technologies, Inc., a wholly-owned subsidiary of Headwaters, are offering shares to be sold in the offering. Headwaters is not selling any shares in the offering.

     Headwaters' common stock is quoted on The Nasdaq Stock Market(sm) under the symbol HDWR. On January 11, 2002, the last reported sale price for the common stock on The Nasdaq Stock Market(sm) was $12.86 per share.

     Headwaters' executive offices and telephone number are:

                           11778 South Election Road, Suite 210
                           Draper, Utah  84020
                           (801) 984-9400

This investment involves high risks. See "Risk Factors" on page 3.

                              --------------------

The common stock offered in this prospectus has not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                   -----------

              The date of this prospectus is _____________________

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                               ------------------
                                TABLE OF CONTENTS
                               ------------------
                                                                         Page

RISK FACTORS................................................................3

FORWARD LOOKING STATEMENTS..................................................3

AVAILABLE INFORMATION.......................................................4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................4

USE OF PROCEEDS.............................................................4

SELLING STOCKHOLDERS........................................................5

PLAN OF DISTRIBUTION........................................................6

LEGAL MATTERS...............................................................7

EXPERTS.....................................................................7

                                  RISK FACTORS

     You should consider carefully the risk factors and other information in this document before investing in our common stock. The risk factors are described in our Form 8-K which was filed with the Securities and Exchange Commission on December 27, 2001.


                           FORWARD LOOKING STATEMENTS

     Statements regarding Headwaters' expectations as to the operation of facilities utilizing Headwaters' alternative fuel technologies, the marketing of products, the receipt of licensing fees, royalties, and product sales revenues, the development, commercialization and financing of new technologies and other strategic business opportunities and acquisitions and other information about Headwaters that is not purely historical by nature, including those statements regarding Headwaters' future business plans, the operation of facilities, the availability of tax credits, the availability of feedstocks, the marketability of the alternative fuel, and the financial viability of the facilities, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. In addition to matters affecting the alternative fuel industry or the economy generally, factors which could cause actual results to differ from expectations stated in these forward looking statements include, among others, the following:

(1) Operating issues for licensed facilities including feedstock availability, moisture content, Btu content, correct application of chemical reagent, achieving significant chemical change, operability of equipment, production capacity, product durability, resistance to water absorption, overall costs of operations and other commercial factors surrounding the use of Headwaters' technologies.
(2) Marketing issues relating to market acceptance and regulatory permitting of products manufactured using Headwaters' technologies.
(3) Securing of suitable facility sites, including permits and raw materials, for relocation and operation of facilities and product sales.
(4) The market acceptance of products manufactured with Headwaters' technologies in the face of competition from traditional products.
(5) Dependence on licensees to successfully implement Headwaters' chemical technologies and to make license and other payments to Headwaters.
(6) Maintenance of placed-in-service and other requirements under Section 29 of the tax code by alternative fuel manufacturing facilities.
(7) Changes in governmental regulations or failure to comply with existing regulations that could result in reduction or shutdown of operations of licensee facilities.
(8) The continued availability of tax credits to licensees under the tax code and each licensee's ability to use tax credits.
(9) The commercial feasibility of Headwaters' alternative fuel technologies upon the expiration of tax credits.
(10) Ability to meet financial commitments under existing contractual arrangements.
(11) Ability to meet non-financial commitments under existing contractual arrangements.
(12) Ability to commercialize new technologies which have only been tested in the laboratory and not in full-scale operations.
(13) Ability to commercialize the technology of HTI and to implement new business plans which are at an early stage of investigation and investment and which will require significant time, management, and capital investment.
(14) Success in the face of competition by others producing alternative chemical reagent products and other competing alternative fuel.
(15) Sufficiency of intellectual property protections.
(16) Satisfactory resolution of disputes in litigation.

                              AVAILABLE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also read and copy these documents at the offices of The Nasdaq Stock Market(sm) in Washington, D.C.

         This prospectus is part of a Form S-3 registration statement that we filed with the SEC. This prospectus provides you with a general description of the securities that may be offered for sale, but does not contain all of the information that is in the registration statement. To see more detail, you should read the entire registration statement and the exhibits filed with the registration statement.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the securities are sold. Our file number with the SEC is 0-27808.

         o Annual report on Form 10-K filed December 21, 2001, for the fiscal year ended September 30, 2001,

         o  Current report on Form 8-K filed December 27, 2001, and

         o Description of securities contained in Item 11 of Headwaters' Registration Statement on Form 10/A, Amendment No. 2 filed April 24, 1996.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                      Investor Relations Department
                      Headwaters Incorporated
                      11778 South Election Road, Suite 210
                      Draper, Utah  84020
                      (801) 984-9400


                                 USE OF PROCEEDS

         The net proceeds from the sale of common stock will be received by the selling stockholders. Headwaters will not receive any of the proceeds from any sale of the shares by the selling stockholders.

         Some of the selling stockholders may acquire shares upon exercise of options. Any proceeds to Headwaters from the exercise of options, the total of which is not material, will be used as working capital.

                              SELLING STOCKHOLDERS

         The information in the table below is current as of January 11, 2002. The selling stockholders listed in the table do not necessarily intend to sell any of their shares. Headwaters filed the registration statement which includes this prospectus due to registration rights granted to the selling stockholders, not because the stockholders had expressed intent to immediately sell their shares.

-------------------------------------------------------------------------------------------------------------------------
                                                                                       Shares Beneficially Owned After
                                          Number of Shares                                     the Offering,
                                      Beneficially Owned Prior      Shares to be          Assuming All Registered
                                     to the Offering, Including    Registered for             Shares Are Sold
              Name of                 Issuable and Convertible      Sale in the       --------------------------------
          Beneficial Owner                  Securities(1)           Offering(1)             Number          Percent(2)
----------------------------------------------------------------------------------------------------------------------
Yul Cha Chang                                    475*                     475*                 0             0%
-----------------------------------------------------------------------------------------------------------------------
Karl Chuang                                      475*                     475*                 0             0%
-----------------------------------------------------------------------------------------------------------------------
Franz Jaggar                                     475*                     475*                 0             0%
-----------------------------------------------------------------------------------------------------------------------
John Sofranko                                    475*                     475*                 0             0%
-----------------------------------------------------------------------------------------------------------------------
Arthur Brownstein                                475*                     475*                 0             0%
-----------------------------------------------------------------------------------------------------------------------
Edward Dawson                                  4,712                    4,712                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Robert Wright                                  4,872                    4,872                  0             0%
-----------------------------------------------------------------------------------------------------------------------
William Pietrowski                             5,007                    5,007                  0             0%
-----------------------------------------------------------------------------------------------------------------------
George Scott Watson                            5,284                    5,284                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Partha Ganguli                                 5,687                    5,687                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Rongchi Yu                                     5,799                    5,799                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Lawrence Zamensky                              6,368                    6,368                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Charles Pastorella                             6,672                    6,672                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Stephen Schmitt                                6,532                    6,532                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Michael Meehan                                 7,120                    7,120                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Glenn Holmes                                   6,771                    6,771                  0             0%
-----------------------------------------------------------------------------------------------------------------------
David Palmer                                   7,071                    7,071                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Patricia Livingstone                           7,027                    7,027                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Steven Ohler                                   7,895                    7,895                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Sukesh Paresher                                7,879                    7,879                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Bruce Pelrine                                  5,815                    5,815
                                               4,747*                   4,747*                 0             0%
-----------------------------------------------------------------------------------------------------------------------
Robert Stalzer                                 9,951                    9,951                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Leon Herring                                  12,372                   12,372                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Gabriel Popper                                12,371                   12,371                  0             0%
-----------------------------------------------------------------------------------------------------------------------
David Ezell                                   15,595                   15,595                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Samir Mikhail                                 18,356                   18,356                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Michael Elwell                                19,507                   19,507                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Allan Wampler                                 20,875                   20,875                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Bing Zhou                                     22,267                   22,267                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Peizheng Zhou                                 23,552                   23,552                  0             0%
-----------------------------------------------------------------------------------------------------------------------
William Quinn                                 24,231                   24,231                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Frederick Stevens                             24,691                   24,691                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Paolino Arnone                                30,712                   30,712                  0             0%
-----------------------------------------------------------------------------------------------------------------------

                                       5

-----------------------------------------------------------------------------------------------------------------------
David Chamberlain                             36,583                   36,583                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Gerry Decuollo                                39,211                   39,211                  0             0%
-----------------------------------------------------------------------------------------------------------------------
James Conklin                                 37,439                   37,439
                                               4,747*                   4,747*                 0             0%
-----------------------------------------------------------------------------------------------------------------------
Patrick Meehan                                41,315                   41,315                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Henry Cijntje                                 44,732                   44,732                  0             0%
-----------------------------------------------------------------------------------------------------------------------
Walter Karolkiewicz                           45,652                   45,352                300   Less than 1%
-----------------------------------------------------------------------------------------------------------------------
Michael Kelley                                67,787                   67,787                  0             0%
-----------------------------------------------------------------------------------------------------------------------
David Tanner                                 113,184                  113,184
                                              27,053*                  27,053*                 0             0%
-----------------------------------------------------------------------------------------------------------------------
Keung-Lap Lee(3)                             177,052                  177,052
                                              37,020*                  37,020*                 0             0%
-----------------------------------------------------------------------------------------------------------------------
Alfred Comolli(3)                            248,280                  248,280
                                              68,343*                  68,343*                 0             0%
-----------------------------------------------------------------------------------------------------------------------

(1) This column indicates shares of common stock either currently owned by the named stockholder or potentially issuable to the stockholder in the future. The symbol "*" indicates shares issuable upon exercise of options. For each amount of shares shown in the table as beneficially owned by each named stockholder (excluding the shares issuable upon exercise of options), 50% of such amount is currently owned by that stockholder. Of the amount currently owned, 80% of such shares are held by the named stockholder and 20% of such shares are currently held in escrow to secure certain indemnification obligations related to the acquisition of HTI by Headwaters. Pursuant to the escrow agreement, the escrowed shares will be released on August 28, 2003 unless indemnification claims are made prior to that time. The remaining 50% of the number of shares shown in the table as beneficially owned by each named stockholder are issuable in the future if certain operating targets and other milestones are met by HTI.
(2) Indicates the percentage of Headwaters' common stock outstanding, assuming exercise of options by the selling stockholders.
(3)  Messrs. Comolli and Lee are directors of Headwaters.
(4) All persons listed in the selling stockholder table above are current or former directors, officers, employees or consultants of HTI.

                                 ---------------

     This prospectus applies to the offer and sale by the selling stockholders of common stock of Headwaters. The shares being offered for sale include 1,185,926 shares currently owned by or issuable to the selling stockholders in the future if certain operating targets and other milestones are met by HTI. Also being registered are 144,285 shares obtainable by exercising options which the selling stockholders owned as of the date of this prospectus.


                              PLAN OF DISTRIBUTION

     The selling stockholders may sell some or all of their shares at any time and in any of the following ways. They may sell their shares:

         o To underwriters who buy the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time;

         o Through brokers, acting as principal or agent, in transactions, which may involve block transactions, on The Nasdaq Stock Market(sm) or on other exchanges on which the shares are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;
         o Directly or through brokers or agents in private sales at negotiated prices; or
         o In open market transactions in reliance upon Rule 144 under the Securities Act, provided the selling stockholders comply with the requirements of the rule; or
         o  By any other legally available means.

         The selling stockholders may pay part of the proceeds from the sale of shares in commissions and other compensation to underwriters, dealers, brokers or agents who participate in the sales.

         To the knowledge of Headwaters, the sellers purchased in the ordinary course of investment.

         At the time the sellers purchased the securities to be resold, they represented to Headwaters that they had purchased the securities for their own account and not with a view to distribution or resale.

         Some states may require shares to be sold only through registered or licensed brokers or dealers. In addition, some states may require the shares to be registered or qualified for sale unless an exemption from registration or qualification is available and complied with.

         We have agreed to indemnify the selling stockholders against certain liabilities under the Securities Act and to contribute to payments the selling stockholders may be required to make under the Securities Act. We note however, that in the opinion of the SEC, indemnification against liabilities arising under federal securities laws is against public policy and may be unenforceable.


                                  LEGAL MATTERS

         Harlan M. Hatfield, Vice President and General Counsel of Headwaters, has rendered an opinion as to the validity of the shares offered under this prospectus.


                                     EXPERTS

         The consolidated financial statements for the fiscal years September 30, 2000 and 2001 incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Headwaters Incorporated for the fiscal year ended September 30, 2001, have been audited by Arthur Andersen LLP, independent public accountants, and have been incorporated by reference herein in reliance upon the authority of said firm as experts in auditing and accounting.

         The consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended September 30, 1999 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 14. Other Expenses of Issuance and Distribution.

         The following is a list of the estimated expenses to be incurred by the Registrant in connection with the issuance and distribution of the Shares being registered hereby. None of the expenses of this registration will be borne by the holders of the shares being registered hereby.

                SEC Registration Fee                              $ 4,167.94
                Accountants' Fees and Expenses                    $ 7,500.00
                Legal Fees and Expenses                           $ 5,000.00
                Miscellaneous                                     $ 1,000.00
                                                                  ----------
                         TOTAL                                    $17,667.94


         Item 15. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware allows us to indemnify our officers, directors, employees and agents, as well as persons who have served in these capacities for other corporations at our request, for reasonable costs and expenses associated with civil and criminal suits related to their services in these capacities. The indemnification applies to civil cases arising from acts made in good faith, reasonably believing that they were in the best interests of the corporation. It may also apply to criminal cases if the person had no reason to believe his conduct was unlawful. In some cases, the availability of indemnification may be up to the discretion of the court in which the suit was brought.

         The Registrant's Certificate of Incorporation, as amended, has the following indemnification provisions:

         This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law in existence either now or hereafter.

         The Registrant's By-laws similarly provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted by Delaware Law.

         Item 16. Exhibits.

Exhibit
Number                Description                                                               Location
5.1            Opinion of Harlan M. Hatfield regarding legality of shares                           *
23.1           Consent of Arthur Andersen LLP                                                       *
23.2           Consent of PricewaterhouseCoopers LLP                                                *
24.1           Power of Attorney (included in Part II of this Registration Statement)
------------------------

*    Attached hereto.

         Item 17. Undertakings.

         A. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         D. The undersigned Registrant hereby undertakes that: (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon rule 430A and contained in a form of prospectus filed by the Registrant pursuant to rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah on January 15, 2002.


                                         HEADWATERS INCORPORATED


                                         By: /s/   Kirk A. Benson
                                            ---------------------------------
                                            Chief Executive Officer, Chairman


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Harlan M. Hatfield as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


      SIGNATURE                            TITLE                      DATE
      ---------                            -----                      ----

/s/ Kirk A. Benson             Chief Executive Officer         January 15, 2002
------------------                  and Director
Kirk A. Benson

/s/ Brent M. Cook              President and Director          January 15, 2002
-----------------
Brent M. Cook

/s/ Steven G. Stewart           Chief Financial and            January 15, 2002
---------------------             Accounting Officer
Steven G. Stewart

/s/ James A. Herickhoff               Director                 January 15, 2002
-----------------------
James A. Herickhoff

/s/ Raymond J. Weller                 Director                 January 15, 2002
---------------------
Raymond J. Weller

/s/ Ronald  S. Tanner                 Director                 January 15, 2002
---------------------
Ronald S. Tanner

/s/ Alfred G. Comolli                 Director                 January 15, 2002
---------------------
Alfred G. Comolli

/s/ L.K. (Theo) Lee                   Director                 January 15, 2002
-------------------
L.K. (Theo) Lee